                 KENT ELECTRONICS CORPORATION AND SUBSIDIARIES
                   COMPUTATION OF EARNINGS (LOSS) PER SHARE
                                                                      EXHIBIT 11
                     (In thousands, except per share data)

                                            For the Thirteen Weeks Ended                          For the Thirteen Weeks Ended
                                                   January 1, 2000                                       December 26, 1998
                                            ----------------------------------------        -------------------------------------
                                                                           Per-Share        Earnings                   Per-Share
                                            Earnings         Shares         Amount           (Loss)         Shares        Amount
                                            --------        --------       ----------       --------       --------     ---------
BASIC EARNINGS (LOSS) PER SHARE

Net earnings (loss)                         $  5,228          28,057           $ 0.19       $   (939)        27,916     $   (0.03)
                                                                           ==========                                   =========
EFFECT OF DILUTIVE SECURITIES
Excess of shares issuable upon
  exercise of stock options over
  shares deemed retired utilizing
  the treasury stock method                     -                914                              -             -
                                            --------        --------                        --------       --------

DILUTED EARNINGS (LOSS) PER SHARE

Net earnings (loss) plus assumed
  conversions                               $ 5,228           28,971           $ 0.18       $   (939)        27,916     $   (0.03)
                                            ========        ========       ==========       ========       ========     =========

                                               For the Thirty-Nine Weeks Ended                 For the Thirty-Nine Weeks Ended
                                                       January 1, 2000                                December 26, 1998
                                            ----------------------------------------        -------------------------------------
                                                                           Per-Share        Earnings                   Per-Share
                                            Earnings         Shares         Amount           (Loss)         Shares        Amount
                                            --------        --------       ----------       --------       --------     ---------
BASIC EARNINGS (LOSS) PER SHARE

Net earnings (loss)                         $ 10,821          28,008           $ 0.39       $   (352)        27,577     $   (0.01)
                                                                            =========                                   =========
EFFECT OF DILUTIVE SECURITIES
Excess of shares issuable upon
  exercise of stock options over
  shares deemed retired utilizing
  the treasury stock method                     -                672                              -             -
                                            --------        --------                        --------       --------

DILUTED EARNINGS (LOSS) PER SHARE

Net earnings (loss) plus assumed
  conversions                               $ 10,821          28,680           $ 0.38       $   (352)        27,577     $   (0.01)
                                            ========        ========       ==========       ========       ========     =========